SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SMITH MICRO SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2002

Dear Smith Micro Stockholders:

     We are pleased to invite you to our 2002 Annual Meeting that will be held at the corporate headquarters of the Company, located at 51 Columbia, Aliso Viejo, California 92656, on Tuesday, May 21, 2002, at 10:00 a.m., Pacific Daylight Savings Time.

     The Annual Meeting will begin with a report on the Company’s progress, followed by a discussion and stockholder questions. Voting on election of directors and other matters is also scheduled. The items to be voted on are addressed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting by Internet or by completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting.

     We look forward to seeing you at the Annual Meeting.

Sincerely,
William W. Smith, Jr. Chairman of the Board, President & Chief Executive Officer

PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER MATTERS
EXECUTIVE OFFICERS OF THE COMPANY
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR

SMITH MICRO SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

To Be Held May 21, 2002

To the Stockholders of Smith Micro Software, Inc.:

     Notice is hereby given that the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held at the Company’s corporate headquarters, located at 51 Columbia, Aliso Viejo, California 92656, on Tuesday, May 21, 2002, at 10:00 a.m., Pacific Daylight Savings Time, for the following purposes as more fully described in the Proxy Statement accompanying this notice:

1. To elect two (2) directors to serve on the Company’s Board of Directors until the 2005 Annual Meeting or until their successor(s) are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2002; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on April 22, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or by completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

     A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained.

By Order of the Board of Directors,
RHONDA L. SMITH Secretary Aliso Viejo, California April 22, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY INTERNET OR BY, COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

SMITH MICRO SOFTWARE, INC.
51 Columbia, Suite 200
Aliso Viejo, California 92656

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2002

General

     This Proxy Statement and the enclosed proxy card are furnished in connection with the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (“Smith Micro” or the “Company”), which will be held at the Company’s corporate headquarters located at 51 Columbia, Suite 200, Aliso Viejo, California 92656, on Tuesday, May 21, 2002, at 10:00 a.m., Pacific Daylight Savings Time. Stockholders of record at the close of business on April 22, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This Proxy Statement, the enclosed proxy card and the Company’s Annual Report for the fiscal year ended December 31, 2001, are scheduled to be mailed commencing on or about May 1, 2002 to stockholders of record on April 22, 2002.

Voting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 22, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 16,232,416 shares of Common Stock issued and outstanding, par value $.001 per share (the “Common Stock”). No shares of the Company’s Preferred Stock, par value $.001 per share, are outstanding. Each share of Common Stock is entitled to one vote. Stockholders may not cumulate votes in the election of directors.

     A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. All votes will be tabulated by the Company’s inspector of elections for the Annual Meeting who will separately tabulate affirmative and negative votes and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

     Properly executed proxies will be voted in the manner specified therein. If no direction is made on proxies, such proxies will be voted FOR the election of the nominees named under the caption “Election of Directors” as directors of the Company and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for 2002. You may revoke or change your proxy at anytime before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices at 51 Columbia, Suite 200, Aliso Viejo, California 92656, a notice of revocation or another signed Proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

     The enclosed proxy is being solicited by the Company’s Board of Directors and is revocable at any time prior to its exercise. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation any materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting must be received no later than December 26, 2002 in order that they may be included in the proxy statement relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 17, 2003.

     The principal executive offices of the Company are located at 51 Columbia, Suite 200, Aliso Viejo, California 92656. The Company’s phone number is (949) 362-5800.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE:
ELECTION OF DIRECTORS

     The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for the Company’s Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms that expire in different years. At each annual meeting of stockholders, the successors to the class of directors whose term expires are elected to hold office for a term of three years. The term of one class of directors expires at each annual meeting. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

     The Company has five directors: William W. Smith, Jr., Rhonda L. Smith, Robert W. Scheussler, Thomas G. Campbell and Gregory J. Szabo. Mr. Smith is in the class of directors whose term expires as of the Annual Meeting. Messrs. Scheussler and Campbell comprise the class of directors whose term expires at the 2003 Annual Meeting. Ms. Smith and Mr. Szabo comprise the class of directors whose term expires at the 2004 Annual Meeting. Mr. David M. Stastny, the sixth director, has chosen to not stand for reelection and is resigning form the Board. The company is nominating William C. Keiper as a member of the Board of directors to serve in the class of directors with Mr. Smith.

     The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for the election of the nominees for election named below to hold office until the date of the Company’s 2005 Annual Meeting or until successor(s) have been duly elected and qualified or until resignation, becoming disqualified or disabled, or are otherwise removed. In the unanticipated event that such nominee(s) become unable or decline to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person nominated by the Board of Directors. The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve.

Nominees for Term Ending at the time of the 2005 Annual Meeting of Stockholders:

Name	Age	Position

William W. Smith, Jr.(3)	54	Chairman of the Board, President and Chief Executive Officer
William C. Keiper (1)(2)	51	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

     Information regarding Mr. Smith is included under the heading “Executive Officers of the Company.”

     Mr. Keiper is CEO of Catalyst Partners LLC, a mergers and acquisitions firm based in Lake Tahoe, Nevada and currently serves on the Boards of Directors of Hypercom Corporation and JDA Software Group, Inc., both public companies. From 1998 to 2002, Mr. Keiper served as President of Martin Wolf Securities LLC. From 1997 to May 1998, Mr. Keiper served as Managing Director of Software Equity Group, L.L.C. Mr. Keiper was an officer and member of the Board of Directors of Artisoft, Inc., a publicly held software company from 1993 to 1997, serving as CEO from 1993 to 1997, and as Chairman from 1995 to 1997. From 1986 to 1993, Mr. Keiper held various executive positions including President and Chief Operating Officer with MicroAge, Inc. Mr. Keiper received a B.S. in Business (finance major) from Eastern Illinois University; a J.D. from Arizona State University; and an Masters in International Management from Thunderbird American Graduate School of International Management.

Continuing Directors for Term Ending at the time of the 2003 Annual Meeting of Stockholders:

Name	Age	Position

Thomas G. Campbell (1) (2)	51	Director
Robert W. Scheussler	55	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

     Mr. Campbell became a director of the Company in July 1995. From March 1999 to the present, he has served as the Executive Vice President of King Printing, Inc. From July 1996 to the March 1999, he was the Vice President of Operations of Complete Concepts, Ltd., a manufacturer and distributor of women’s accessories. From November 1995 to July 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds. From February 1995 to November 1995, he served as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1990 to February 1995, he served in several senior management positions at Hayes, Inc., including Vice President of Operations and Business Development and as Chief Operating Officer and a member of the Board of Directors of Practical Peripherals, a Hayes subsidiary. Prior to 1989, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University.

     Information regarding Mr. Scheussler is included under the heading “Executive Officers of the Company.”

Continuing Directors for Term Ending at the time of the 2004 Annual Meeting of Stockholders:

Name	Age	Position

Rhonda L. Smith (3)	51	Director
Gregory J. Szabo (1)	54	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

     Ms. Smith co-founded the Company and serves as the Vice-Chairman of the Board, Secretary and Treasurer. She also served as Executive Vice President and Chief Operating Officer from the Company’s inception until August 1998. Ms. Smith holds an A.A. from Orange Coast College and she attended California State University Long Beach, majoring in Business Administration.

     Mr. Szabo became a director of the Company in June 2001. He currently serves on the United Internet Technologies Board of Advisors. Mr. Szabo has served in a series of management positions during a 13-year career with AirTouch’s wireless communications operations, prior to its acquisition by Vodafone and merger with Verizon Wireless in 2000. As Vice President-Network Services, he directed the engineering and operations of the company’s cellular systems in the eastern U.S. Earlier, Mr. Szabo had been Manager of Systems Engineering at Motorola where he managed a five-state department responsible for all aspects of the design and implementation of microwave, two-way mobile radio, paging, biomedical telemetry, wireless data, and special industrial radio communication systems. He also has experience in electronic manufacturing, including research and development, with Martin Marietta.

Board Meetings and Committees

     Our Board of Directors held five meetings during 2001. The Board has three committees: a Compensation Committee, an Audit Committee and a Nominating Committee. Each director attended or participated in 75% or more of the aggregate number of meetings of the board and of meetings of the committees of the board on which such director served.

     Audit Committee. The Company’s Audit Committee is comprised of three independent members. Two directors, Thomas G. Campbell and Gregory J. Szabo, are currently serving. William C. Keiper will serve as the third member, if elected to the Board as proposed. The audit committee reviews our financial statements and accounting practices, makes recommendations to the board of directors regarding the selection of independent auditors and reviews the results and scope of our annual audit and other services provided by our independent auditors. The Audit Committee held four meetings during the fiscal year that ended on December 31, 2001.

     Compensation Committee. The Compensation Committee administers the Company’s executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the exclusive authority to administer the 1995 Plan and to award stock options and direct stock issuances under that plan to the Company’s officers. The Compensation Committee, whose members were Messrs. Campbell and Stastny during 2001, held four meetings during 2001 and acted three times by written consent during 2001 to grant stock options.

     Nominating Committee. The Nominating Committee’s members are Mr. Smith and Ms. Smith. The Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and nominates, with the approval of the Board of Directors, new members of the Board of Directors to be submitted to the stockholders for election at the annual meetings. The Nominating Committee acted twice by written consent in 2001.

Compensation of Directors

     The directors do not receive compensation for services on the Board of Directors or any committee thereof but are reimbursed for their out-of-pocket expenses in serving on the Board of Directors. Non-employee members of the Board of Directors are eligible to receive periodic option grants pursuant to the Automatic Option Grant Program in effect under the 1995 Plan and are eligible to receive discretionary awards under the 1995 Plan’s Discretionary Option Grant and Stock Issuance Programs.

     Each non-employee director will receive an option grant for 10,000 shares in connection with his or her initial appointment to the Board of Directors. Each such option will have an exercise price per share equal to the closing sale price per share of Common Stock on the grant date and a maximum term of 10 years measured from the grant date. Each option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, in the event the optionee ceases to serve as a member of the Board of Directors prior to vesting in the option shares. The option shares will vest in a series of four successive equal annual installments over the optionee’s period of service on the Board of Directors, with the first installment to vest upon his or her completion of one year of serving as a member of the Board of Directors measured from the grant date. The option shares will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while still serving as a member of the Board of Directors.

     At each Annual Meeting of Stockholders, each individual who will continue to serve as a non-employee member of the Board of Directors will receive an additional option grant for 5,000 shares, provided such individual has served on the Board of Directors for at least six months. Each option will have an exercise price per share equal to the closing sale price per share of Common Stock on the date of the Annual Meeting and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee’s cessation of service on the Board of Directors. The option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise paid per share, should the optionee stop serving as a member of the Board of Directors prior to the completion of one year of service measured from the grant date. On May 15, 2001, in connection with continuing service on the Board of Directors, Messrs. Campbell and Stastny received option grants of 2,500 shares at an exercise price of $1.70 per share, the fair market value per share of Common Stock, on the date of grant. Please see the description of the Automatic Grant Program below for further information concerning the remaining terms and provisions of the automatic option grants.

Vote Required

     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented at the Annual Meeting is required for approval of the election of the nominees as members of the Board of Directors of the Company.

     The Board of Directors recommends a vote FOR the nominees named above or their substitutes as set forth herein.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF AUDITORS

     During the fiscal year ended December 31, 2001, Deloitte & Touche LLP provided various audit, audit related and non-audit services to the Company as follows:

Audit Services and Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and reviews of the financial statements included in the Company’s Form 10-Q’s for that year were $76,000.

Financial Information Systems Design And Implementation Fees

     Deloitte & Touche LLP provided no professional services of this nature to the Company in the year ended December 31, 2001.

All Other Fees

     The aggregate fees billed for services rendered to the Company by Deloitte & Touche LLP, other than fees for audit services, which consisted primarily of tax advice relating to an audit by the Internal Revenue Service for the 1997 tax year and tax services for the year ended December 31, 2001 were $26,000.

     The Audit Committee of the Board has considered whether provision of services other than those related to the audit of the Company’s financial statements is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Deloitte & Touche LLP’s independence.

     Upon recommendation of our Audit Committee, Deloitte & Touche LLP has been selected by our board of directors as our independent auditors for the fiscal year ending December 31, 2002. If ratification of this selection is not approved, the Board of Directors will reconsider this appointment.

     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

     Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the independent auditors for 2002.

Vote Required

     The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding all executive officers of the Company as of April 22, 2002.

Name	Age	Position

William W. Smith, Jr.	53	Chairman of the Board, President and Chief Executive Officer
Robert W. Scheussler	54	Senior Vice President, Chief Operating Officer and Director
David P. Sperling	32	Vice President and Chief Technical Officer

     Mr. Smith co-founded the Company and has served as Chairman of the Board, President and Chief Executive Officer since its inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a B.A. in Business Administration from Grove City College.

     Mr. Scheussler joined the Company in May 1995 and has served as the Company’s Chief Operating Officer since September 1999. Mr. Scheussler served as Senior Vice President-Engineering and Chief Technical Officer from May 1995 until September 1999. From May 1995 to April 1997, he was also Vice President of Operations. From February 1996 to the present, Mr. Scheussler has been a member of the Company’s Board of Directors. Prior to joining the Company, from June 1973 to May 1995 Mr. Scheussler held positions with Rockwell International Corporation, most recently as the Director-Architecture and Technology at the company’s Information Systems Center. Mr. Scheussler holds a B.S. in Industrial Engineering from Pennsylvania State University and an M.S. in Operations Research from Polytechnic University in New York. He also completed the Executive Program at Stanford University.

     Mr. Sperling joined the Company in April 1989 and has been the Company’s Director of Software Engineering since April 1992. He assumed the Chief Technology Officer position from Mr. Scheussler in September 1999. Mr. Sperling began his professional career as a software engineer at the Company and currently has three patents pending for various telephony and Internet technologies. Mr. Sperling earned a B.S. degree in Computer Science from the University of California, Irvine.

     Officers are elected by, and serve at the discretion of, the Board of Directors. William W. Smith Jr. and Rhonda L. Smith are married to each other. There are no other family relationships among the Company’s officers or directors.

OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company as of April 9, 2002, with respect to beneficial ownership of the Company’s Common Stock by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock, (ii) each director and nominee for director, (iii) the Chief Executive Officer and each other Named Executive Officer of the Company (as such term is defined below under the caption “Executive Compensation and Related Information”) and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders.

	Amount of Common	Percentage of Common
Name and Address of	Stock Beneficially	Stock Beneficially
Beneficial Owner(1)	Owned(2)	Owned

Rhonda L. Smith and	9,963,164	60.66%
William W. Smith, Jr.(3) Robert W. Scheussler (4)	278,583	1.69%
David P. Sperling (5)	160,000	*
Thomas G. Campbell (6)	17,500	*
William C. Keiper (7)	—	*
David M. Stastny (8)	15,000	*
Gregory J. Szabo (9)	11,000	*
All current directors and	10,445,247	61.79%
executive officers as a group (8 persons)(10)

*	Less than 1%.

(1)	Unless otherwise indicated: (i) each named individual’s address is 51 Columbia, Aliso Viejo, California 92656 and (ii) the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Applicable percentage ownership is based on 16,232,416 shares of Common Stock outstanding as of April 9, 2002. Shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after April 9, 2002 are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person or group holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person or group.

(3)	Rhonda L. Smith and William W. Smith, Jr. are married to one another and own their shares of Common Stock as community property. The Smiths’ beneficial ownership of the Company’s Common Stock includes 163,384 shares and 29,110 shares issuable upon the exercise of options held by Mr. Smith and Ms. Smith, respectively, that are currently exercisable or will become exercisable within 60 days after April 9,2002.

(4)	Mr. Scheussler’s beneficial ownership of the Company’s Common Stock includes 277,583 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 9, 2002.

(5)	Mr. Sperling’s beneficial ownership of the Company’s Common Stock consists of 160,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 9, 2002.

(6)	Mr. Campbell’s beneficial ownership of the Company’s Common Stock consists of 17,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 9, 2002.

(7)	Mr. Keiper, upon election to the Board, will be eligible to receive periodic option grants pursuant to the Automatic Option Grant Program in effect under the 1995 Plan and will be eligible to receive discretionary awards under the 1995 Plan’s Discretionary Option Grant and Stock Issuance Programs.

(8)	Mr. Stastny’s beneficial ownership of the Company’s Common Stock includes 15,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 9, 2002.

(9)	Mr. Szabo’s beneficial ownership of the Company’s Common Stock includes 10,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 9, 2002.

(10)	Includes 672,577 shares of Common Stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 9, 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation earned by (i) the Company’s Chief Executive Officer and (ii) each of the three other most highly compensated executive officers of the Company whose total cash salary and bonus for the fiscal year ended December 31, 2001 exceeded $100,000 (hereafter, with the Chief Executive Officer, referred to as the “Named Executive Officers”), for the three fiscal years ended December 31, 2001, 2000 and 1999, respectively. No other executive officer’s total salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2001. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2001 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during that year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation

				Other Annual	Securities	All Other
Name and		Salary	Bonus	Compensation	Underlying	Compensation
Principal Position	Year	($)	($)	($)(1)	Options(#)	($)(2)

William W. Smith, Jr.
Chairman of the Board,	2001	238,219		27,084	52,250	2,100
President and Chief	2000	247,500		26,620		2,100
Executive Officer	1999	275,000				2,000

Robert W. Scheussler
Senior Vice President,	2001	173,250		19,698	38,000	2,100
Chief Operating Officer, Acting	2000	180,000		23,203	90,000	2,100
Chief Financial Officer and	1999	200,000			75,000	2,000
Director

David P. Sperling	2001	120,312	11,750	5,834	12,500	2,066
Vice President and	2000	125,000		1,956	80,000	2,100
Chief Technical Officer	1999	114,167			20,000	1,988

Richard C. Bjorkman(3)	2001	101,268	15,000			423
Vice President-Finance and	2000	137,500	8,247		60,000	417
Chief Financial Officer	1999

These amounts reflect commissions earned and paid in 2001 and 2000.

(1)	These amounts represent contributions made by the Company on behalf of the Named Executive Officer to the Company’s 401(k) Plan.

(2)	Mr. Bjorkman joined the Company as an officer on February 1, 2000 and resigned in July 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to the stock option grants made during 2001 to the Named Executive Officers. No stock appreciation rights were granted during the fiscal year ended December 31, 2001 to the Named Executive Officers.

	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Securities	Total			Stock Price Appreciation
	Underlying	Options			For
	Stock	Granted to	Exercise		Option Term(1)
	Options	Employees	Price Per	Expiration
Name	Granted(#)	in 2001(%)(2)	Share($)(3)	Date	5%	10%

William W. Smith, Jr.	52,250 (4)	10.98%	$1.01	08/03/11	$33,188	$84,106
Robert W. Scheussler	38,000 (4)	7.98%	$1.01	08/03/11	$24,137	$61,168
David P. Sperling	12,500 (4)	2.63%	$1.01	08/03/11	$7,940	$20,121

(1)	There is no assurance provided to any Named Executive Officer or any other holder of the Company’s securities that the actual stock price appreciation over the applicable 10-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2)	The Company granted options to employees to purchase a total of 476,000 shares of Common Stock during the fiscal year ended December 31, 2001.

(3)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(4)	The option became exercisable on February 3, 2002.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

     The following table sets forth certain information with respect to the Named Executive Officers concerning the exercise of options during the 2001 fiscal year and unexercised options held by them at the end of the 2001 fiscal year. None of the Named Executive Officers held any stock appreciation rights at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options at FY 2001	Options at FY 2001
			Year End(#)	Year End($)(1)
	Shares
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

William W. Smith, Jr.	0	$0	11,134 / 52,250	$0 / $2,090
Robert W. Scheussler	0	$0	129,688 / 60,812	$1,400 / $5,720
David P. Sperling	0	$0	132,917 / 80,833	$1,080 / $3,740
Richard C. Bjorkman	0	$0	0 / 0	$0 / $0

(1)	Calculated based on the market price of $1.05 per share, the closing sale price per share of the Company’s Common Stock on December 31, 2001, the last trading day in 2001, minus the exercise price of the option, multiplied by the number of shares subject to the option.

Management Contracts and Change in Control Agreements

     None of the Named Executive Officers has an employment agreement with the Company, and the employment of each of the Named Executive Officers may accordingly be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors, as administrator of the 1995 Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer and any unvested shares actually held by such individual under the 1995 Plan in the event such officer’s employment were to be terminated (whether involuntarily or through a forced resignation) within 18 months (or some shorter period of time) following: (i) the acquisition directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; (ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; (iii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (iv) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

Compensation Committee Report on Executive Compensation

     It is the responsibility of the Compensation Committee of the Company’s Board of Directors to make recommendations to the Board of Directors with respect to the base salary and bonuses to be paid to the Company’s executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the 1995 Plan with respect to stock option grants and direct stock issuances made there under to such officers and other key employees. The following is a summary of the policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     General Compensation Policy. Under the supervision of the Compensation Committee, the Company has developed a compensation policy that is designed to attract and retain qualified key executives critical to the Company’s success and to provide such executives with performance-based incentives tied to the Company’s financial success. One of the Compensation Committee’s primary objectives is to have a portion of each officer’s compensation contingent upon the Company’s performance as well as upon the individual’s contribution to that performance. Accordingly, each executive officer’s compensation package may fundamentally be comprised of three elements: (i) base salary that reflects individual performance and expertise and is designed to be competitive with salary levels in effect at companies of similar size in the industry; (ii) variable performance awards payable in cash or equity and tied to the Company’s achievement of certain goals; and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

     Factors. The principal factors that were considered in establishing the components of each executive officer’s compensation package for the 2001 fiscal year are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future years.

     •     Base Salary. The base salary levels for the executive officers were established for the 2001 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. In August 2001, the CEO, COO and CTO received ten-percent base salary reductions to lower operating costs. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     •     Annual Incentive Compensation. The Company has established a management bonus plan for the President and Chief Executive Officer. Under this plan, the President and Chief Executive Officer may earn an annual bonus up to an amount equal to 2% of the Company’s pre-tax profits for the year, but in no event may the bonus exceed such individual’s base salary for the year. Such bonus payments are subject to the further condition that the Company achieve a pre-tax profit margin of not less than 28.0%, as measured prior to the payment of any bonus to the President and Chief Executive Officer. The management bonus plan also provides for a bonus pool for the remaining employees of the Company in an amount not to exceed 2% of the Company’s pre-tax profits for the year. The Compensation Committee will make recommendations to the Board of Directors as to the actual dollar amount of the bonus pool for the year and the portion to be allocated to the employees selected for participation for the year. Because the Company did not achieve a pre-tax profit margin of at least 28.0% in 2001, no bonuses were awarded under the plan for the 2001 fiscal year.

     •     Long-Term Incentive Compensation. The Company has also implemented the 1995 Plan as a long-term equity incentive program for the Company’s executive officers and other key employees. Each option grant under the 1995 Plan is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer’s tenure, level of responsibility and relative position in the Company. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with the Company and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

     Each option grant will allow the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

     •     CEO Compensation. In setting the base salary for William W. Smith, Jr., the Company’s President and Chief Executive Officer, the Compensation Committee sought to provide him with a level of salary competitive with the salaries paid to chief executive officers of similarly-sized companies in the industry. There was no intent on the Compensation Committee’s part to have this particular component of Mr. Smith’s compensation affected to any significant degree by Company’s performance factors.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to the Company’s executive officers for the 2001 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company’s executive officers for fiscal 2002 will exceed that limit. The Company’s 1995 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

COMPENSATION COMMITTEE

Thomas G. Campbell

Audit Committee Report

     The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     Review with Management. The audit committee has reviewed and discussed the Company’s audited financial statements with management.

     Review and Discussions with Independent Accountants. The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

     The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.

     Conclusion. Based on the review and discussions referred to above, the committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

AUDIT COMMITTEE

Thomas G. Campbell

Stock Performance Graph

     The following graph and information compares the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the S&P Midcap 400 Index and the S&P Midcap Applications Software Index (Peer Group) for the same period.

     The graph covers the period from January 1, 1996 through December 31, 2001. The graph assumes that $100 was invested in the Company’s Common Stock on January 1, 1996, and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “1934 Act”) that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the preceding Stock Performance Graph, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

	Cumulative Total Return

	12/96	12/97	12/98	12/99	12/00	12/01

SMITH MICRO SOFTWARE, INC.	100.00	41.03	42.31	56.41	18.58	21.54
S & P MIDCAP 400	100.00	132.25	157.53	180.72	212.36	196.43
PEER GROUP	100.00	92.16	126.27	169.00	179.94	151.56

Certain Transactions

     None.

Section 16 Beneficial Ownership Reporting Compliance

     Section 16(a) of the 1934 Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year 2001, its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons, with the following exception: Mr. Stastny received an option grant on May 15, 2001 for the purchase of 2,500 shares of Common Stock. Mr. Stastny inadvertently failed to timely file a Form 5 to report this option grant due to an administrative error. He subsequently filed a late Form 5 reporting this option grant.

Annual Report

     A copy of the Annual Report of the Company for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

     The Company filed its Form 10-K for the 2001 fiscal year with the Securities and Exchange Commission on or about March 29, 2002. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Bruce T. Quigley, Director — Investor Relations at the Company’s principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.

By Order of the Board of Directors,
RHONDA L. SMITH Secretary Aliso Viejo, California April 22, 2002

Please mark your vote as indicated in this example	☒

1.	To elect directors to serve for a three-year term ending in the year 2005 or until their successors are duly elected and qualified;

	01 William W. Smith Jr.	FOR ALL	WITHHOLD AUTHORITY
	02 William C. Keiper	NOMINEES	to vote for all Nominees
		☐	☐
A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the director listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director listed above and IN FAVOR OF the other proposals.

Please print the name(s) appearing on each share which you have voting authority:

(Print Name)

(Print Name)

(Authorized Signature)

(Authorized Signature)

Dated: _________________________________________, 2002

FOLD AND DETACH HERE

Vote by Internet or Mail
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Internet voting is available through 4 PM Eastern Time
the business day prior to annual meeting day.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/smsi

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Mail
Mark, sign and date your proxy card
and
return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.smithmicro.com

SMITH MICRO SOFTWARE, INC.

PROXY

Annual Meeting of Stockholders, May 21, 2002

This Proxy is Solicited on Behalf of the Board of Directors of
Smith Micro Software, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 21, 2002 and the Proxy Statement and appoints William W. Smith, Jr. and Rhonda L. Smith, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Smith Micro Software, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Aliso Viejo, California on Tuesday, May 21, 2002 at 10:00 am Pacific Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

FOLD AND DETACH HERE